Exhibit 99.2

U N A U D I T E D C O N D E N S E D C O M B I N E D F I N A N C I A L S T A T E M E N T S

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

As of and for the Nine Months Ended September 30, 2021 and September 30, 2020

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Condensed Combined Financial Statements

Nine Months Ended September 30, 2021

Contents

Contents	1
Condensed Combined Statements of Operations (Unaudited)	2
Condensed Combined Statements of Comprehensive Income (Unaudited)	3
Condensed Combined Balance Sheets (Unaudited)	4
Condensed Combined Statements of Changes in Net Investment (Unaudited)	5
Condensed Combined Statements of Cash Flows (Unaudited)	6
Notes to Condensed Combined Financial Statements (Unaudited)	7

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Condensed Combined Statements of Operations

(Unaudited)

	For the Nine Months Ended September 30,
(Dollars in Thousands)	2021	2020
Net sales
Product sales	$607,893	$489,996
Service sales	1,013,932	900,845

	1,621,825	1,390,841

Costs and expenses
Cost of products sold	492,889	398,977
Cost of services sold	644,716	569,854
Research and development	77	85
Selling, general and administrative	415,063	397,273

	1,552,745	1,366,189
Other income, net	3,827	7,877

Operating profit	72,907	32,529
Non-service pension benefit	59,212	50,924
Interest income, net	13,753	23,966

Income from operations before income taxes	145,872	107,419
Income tax expense	71,667	96,975

Net income from operations	74,205	10,444
Less: Non-controlling interest in subsidiaries’ (loss) from operations	(1,127)	(111)

Net income attributable to Chubb Fire & Security Group	$75,332	$10,555

The accompanying notes are an integral part of the Unaudited Condensed Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Condensed Combined Statements of Comprehensive Income

(Unaudited)

	For the Nine Months Ended
	September 30,
(Dollars in Thousands)	2021	2020
Net income attributable to Chubb Fire & Security Group	$75,332	$10,555
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments arising during period	(57,464)	14,061
Pension and postretirement benefit plan adjustments	10,394	5,646

Other comprehensive (loss) income, net of tax	(47,070)	19,707

Comprehensive income	28,262	30,262
Less: Comprehensive (loss) attributable to non-controlling interests	(319)	(327)

Comprehensive income attributable to Chubb Fire & Security Group	$28,581	$30,589

The accompanying notes are an integral part of the Unaudited Condensed Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Condensed Combined Balance Sheets

(Unaudited)

	As of
	September 30,	December 31,
(Dollars in Thousands)	2021	2020
Assets
Cash and cash equivalents	$46,954	$33,076
Accounts receivable (net of allowance for expected credit loss of $17,832 and $15,619)	414,784	509,162
Contract assets, current	209,199	173,261
Inventories, net	70,180	69,485
Other assets, current	28,278	28,589

Total current assets	769,395	813,573
Future income tax benefits	12,435	9,787
Fixed assets, net	66,097	71,603
Operating lease right-of-use assets	172,672	155,542
Intangible assets, net	546,209	585,860
Goodwill	897,303	932,863
Pension and postretirement assets	595,255	513,544
Other assets	12,431	14,927

Total assets	$3,071,797	$3,097,699

Liabilities and Carrier Net Investment
Accounts payable	$190,852	$198,275
Accrued salaries, wages and employee benefits	117,230	129,797
Accrued liabilities	164,241	181,823
Contract liabilities, current	152,867	174,622
Current portion of long-term debt	146	465

Total current liabilities	625,336	684,982
Pension and post retirement obligations	85,332	99,750
Future income tax obligations	270,502	220,679
Operating lease liabilities	127,538	115,850
Other long-term liabilities	20,138	23,858

Total liabilities	1,128,846	1,145,119
Commitments and contingent liabilities (Note 13)
Carrier Net Investment
Carrier Net Investment	2,950,241	2,911,353
Accumulated other comprehensive (loss)	(1,011,988)	(964,918)

Total Carrier Net Investment	1,938,253	1,946,435
Non-controlling interest	4,698	6,145

Total Carrier Net Investment and non-controllinginterests	1,942,951	1,952,580

Total liabilities and Carrier Net Investment and non-controlling interest	$3,071,797	$3,097,699

The accompanying notes are an integral part of the Unaudited Condensed Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Condensed Combined Statements of Changes in Net Investment

(Unaudited)

(Dollars in Thousands)	Carrier Net Investment	Accumulated Other Comprehensive Income (Loss)	Total Carrier Net Investment	Non- controlling Interest	Total Carrier Net Investment and Non- controlling interest
Balance as of January 1, 2020	$2,924,357	$(1,005,372)	$1,918,985	$11,526	$1,930,511
Net income (loss) attributable to Chubb Fire & Security Group	10,555	—	10,555	(111)	10,444
Other comprehensive income (loss), net of tax	—	19,707	19,707	(327)	19,380
Net transfers (to) Parent	(46,660)	—	(46,660)	—	(46,660)
Dividends attributable to non-controlling interest	—	—	—	(4,743)	(4,743)

Balance as of September 30, 2020	$2,888,252	$(985,665)	$1,902,587	$6,345	$1,908,932

	Carrier Net Investment	Accumulated Other Comprehensive Income (Loss)	Total Carrier Net Investment	Non- controlling Interest	Total Carrier Net Investment and Non- controlling interest
Balance as of January 1, 2021	$2,911,353	$(964,918)	$1,946,435	$6,145	$1,952,580
Net income (loss) attributable to Chubb Fire & Security Group	75,332	—	75,332	(1,127)	74,205
Other comprehensive (loss), net of tax	—	(47,070)	(47,070)	(319)	(47,389)
Net transfers (to) Parent	(36,444)	—	(36,444)	—	(36,444)
Dividends attributable to non-controlling interest	—	—	—	(1)	(1)

Balance as of September 30, 2021	$2,950,241	$(1,011,988)	$1,938,253	$4,698	$1,942,951

The accompanying notes are an integral part of the Unaudited Condensed Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Condensed Combined Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
(Dollars in Thousands)	September 30,
	2021	2020
Operating activities
Net income attributable to Chubb Fire & Security Group	$75,332	$10,555
Noncontrolling interest	(1,127)	(111)

Net income	74,205	10,444
Adjustments to reconcile net income from operations to net cash flows provided by operating activities:
Depreciation and amortization	26,696	29,083
Stock-based compensation cost	5,070	5,204
Provision for deferred income taxes	53,883	81,767
Net change in pension balances	(57,922)	(57,628)
Other non-cash items	6,782	9,068
Change in:
Accounts receivable, net	76,438	51,726
Contract assets, current	(40,975)	(26,278)
Inventories, net	(3,648)	(211)
Other assets, current	(601)	261
Accounts payable and accrued liabilities	(28,201)	(19,103)
Contract liabilities, current	(16,259)	(3,443)
Defined benefit plan contributions	(26,125)	(24,556)
Other operating activities, net	(4,207)	3,109

Net cash flows provided by operating activities	65,136	59,443
Investing activities
Capital expenditures	(7,085)	(6,125)
Proceeds from sale of fixed assets	160	544
Other investing activities, net	(650)	(68)

Net cash flows used in investing activities	(7,575)	(5,649)
Financing activities
Net transfers (to) Parent	(41,512)	(51,864)
Other financing activities, net	35	(4,644)

Net cash flows used in financing activities	(41,477)	(56,508)

Effect of foreign exchange rates on cash and cash equivalents	(2,206)	394

Net increase in cash and cash equivalents	13,878	(2,320)
Cash and cash equivalents, beginning of period	33,076	41,550

Cash and cash equivalents, end of period	$46,954	$39,230

The accompanying notes are an integral part of the Unaudited Condensed Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements

(Unaudited)

(In Thousands of Dollars)

1. Description of the Business

Chubb Fire & Security Group (“Chubb F&S”, the “Business”, “we”, “us”, or “our”), a business of Carrier Global Corporation (“Carrier” or the “Parent”), is a global provider of fire safety and electronic security services with end-to-end capabilities in system sales, design, installation, service and monitoring. The Business has a presence in 17 different countries including over 225 branch locations and 21 physical monitoring centers. The Business’s most significant operations are in Australia, Canada, France, Hong Kong, the Netherlands and United Kingdom (“UK”). The Business manages its operations as a single segment for the purposes of assessing performance and making operating decisions.

The Business offers the following primary products and services to customers:

1.

Installation, which includes fire installation (detection and alarm, fire suppression and firefighting equipment) and security installation (access control, intruder alarm, closed circuit television and integrated solutions).

2.	Service, which includes fire service and maintenance, electronic security and maintenance services and other maintenance services, including “do and charge”, retrofits and upgrades.

3.	Monitoring, which includes video surveillance, alarm verification, alarm notification and personal emergency response systems.

The Separation and the Distribution

On November 26, 2018, United Technologies Corporation, since renamed Raytheon Technologies Corporation (“UTC”), announced its intention to spin off Carrier into a separate, publicly traded company (the “Separation”). On April 3, 2020, UTC completed the Separation through a pro rata distribution of all the outstanding common shares of the common stock of Carrier to UTC shareowners (the “Distribution”). As a result of the Separation and the Distribution, Carrier became an independent public company.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

Sale of Chubb Fire & Security Group

On July 26, 2021, Carrier entered into an agreement to sell Chubb Fire & Security Group to APi Group Corporation (“APi”) for an enterprise value of $3.1 billion (the “Agreement”). The purchase price is subject to working capital and other adjustments as provided in the Agreement. This transaction is expected to close in early January 2022, subject to regulatory approvals, required works council consultation in France and customary closing conditions. In conjunction with the Agreement, Carrier has agreed to provide APi, and APi has agreed to provide Carrier, certain transitional services for varying periods after the closing.

Impact of the COVID-19 Pandemic

In early 2020, the World Health Organization declared the outbreak of a respiratory disease known as COVID-19 as a global pandemic. In response, many countries implemented containment and mitigation measures to combat the outbreak, which severely restricted the level of economic activity and caused a significant contraction in the global economy. As a result, the Business temporarily closed or reduced production at manufacturing facilities across the globe to ensure employee safety and instructed non-essential employees to work from home. In addition, the Business took several preemptive actions during 2020 to manage liquidity as demand for its products decreased. Despite the adverse impacts of the pandemic on the Business’s results beginning in the first quarter of 2020, manufacturing operations resumed and several restorative actions were completed during 2020, including the reinstatement of annual merit-based salary increases and continued investment to support the Business’s core strategy.

The Business continues to focus its efforts on preserving the health and safety of its employees and customers as well as maintaining the continuity of its operations. In addition, the Business continues to actively monitor its liquidity position and working capital needs and believes that its overall capital resources and liquidity position are adequate. The preparation of financial statements requires management to use judgments in making estimates and assumptions based on the relevant information available at the end of each period, which can have a significant effect on reported amounts. However, due to significant uncertainty surrounding the pandemic, management’s judgments could change. While the Business’s results of operations, cash flows and financial condition could be negatively impacted, the extent of any continuing impact cannot be estimated with certainty at this time.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

2. Basis of Presentation

The Business has historically operated as a part of UTC’s Carrier segment prior to the Separation and the Distribution, and Carrier’s Fire & Security segment subsequent to the Separation and the Distribution; consequently, stand-alone financial statements have not historically been prepared for the Business. The accompanying Unaudited Condensed Combined Financial Statements have been prepared from the Parent’s historical accounting records and are presented on a stand-alone basis as if the Business’s operations had been conducted independently from the Parent. These Unaudited Condensed Combined Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Unaudited Condensed Combined Statements of Operations include all revenues and costs directly attributable to the Business, including costs for facilities, functions and services used by the Business. Costs for certain functions and services performed by centralized UTC and Carrier organizations are directly charged to the Business based on specific identification when possible or reasonable allocation methods such as net sales, headcount, usage, or other allocation methods. The results of operations include allocations of costs for administrative functions and services performed on behalf of the Business by centralized groups within UTC and Carrier (see Note 4 – Related Parties for a description of the allocation methodologies). All charges and allocations for facilities, functions and services performed by UTC and Carrier organizations have been deemed settled in cash by the Business to UTC and Carrier in the period in which the cost was recorded in the Unaudited Condensed Combined Statements of Operations. Current and deferred income taxes have been determined based on the stand-alone results of the Business. However, because the Business filed as part of UTC and Carrier’s tax group in certain jurisdictions, the Business’s actual tax balances may differ from that reported. The Business’s portion of income taxes for certain jurisdictions are deemed to have been settled in the period the related tax expense was recorded.

Carrier uses a centralized approach to cash management and financing its operations, as did UTC prior to the Separation and the Distribution. Accordingly, none of the cash, third-party debt or related interest expense of UTC or Carrier has been allocated to the Business in the Unaudited Condensed Combined Financial Statements. However, cash balances primarily associated with certain foreign entities that did not participate in UTC or Carrier’s cash management program have been included in the Unaudited Condensed Combined Financial Statements. Transactions between UTC, Carrier and the Business are deemed to have been settled immediately through Carrier Net Investment. Other transactions, which have historically been cash-settled, are reflected in the Unaudited Condensed Combined Balance Sheets within Accounts receivable, net and Accounts payable. The net effect of the deemed settled transactions is reflected in the Unaudited Condensed Combined Statements of Cash Flows as Net transfers to Parent within financing activities and in the Unaudited Condensed Combined Balance Sheets as Carrier Net Investment.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

All intracompany accounts and transactions within the Business have been eliminated in the preparation of the Unaudited Condensed Combined Financial Statements. The Unaudited Condensed Combined Financial Statements of the Business include assets and liabilities that have been determined to be specifically identifiable or otherwise attributable to the Business.

All of the allocations and estimates in the Unaudited Condensed Combined Financial Statements are based on assumptions that management believes are reasonable. However, the Unaudited Condensed Combined Financial Statements included herein may not be indicative of the financial position, results of operations and cash flows of the Business in the future, or if the Business had been a separate, stand-alone entity during the years presented.

The non-controlling interest represents the non-controlling investors’ interests in the results of subsidiaries that the Business controls and combines.

Recently Adopted Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board issued Accounting Standard Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”) which simplifies certain aspects of income tax accounting guidance in Accounting Standards Codification 740, Income Taxes (“ASC 740”) reducing the complexity of its application while maintaining or improving the usefulness of the information required to be reported. This ASU eliminates certain exceptions from ASC 740 including: intra-period tax allocation, deferred tax liabilities related to outside basis differences and year-to-date loss in interim periods, among others. ASU 2019-12 was effective for periods beginning after December 15, 2020, including interim periods therein with early adoption permitted. The Business adopted this ASU on January 1, 2021 with no material impact on the Unaudited Condensed Combined Financial Statements.

3. Revenue Recognition

The Business recognizes revenue when control of a good or service promised in a contract (i.e., performance obligation) is transferred to a customer. Control is obtained when a customer has the ability to direct the use of and obtain substantially all of the remaining benefit from that good or service. A significant portion of the Business’s performance obligations are recognized at a point-in-time when control of the product transfers to the customer, which is generally at the time of shipment. The remaining portion of the Business’s performance obligations are recognized over time as the customer simultaneously obtains control as the Business performs work under a contract, or if the product being produced for the customer has no alternative use and the Business has a contractual right to payment.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

Total contract assets and liabilities are as follows:

	September 30,	December 31,
(Dollars in Thousands)	2021	2020
Contract assets, current	$209,199	$173,261
Contract assets, non-current (included within Other assets)	—	—

Total contract assets	$209,199	$173,261

Contract liabilities, current	$(152,867)	$(174,622)
Contract liabilities, non-current (included within Other long-term liabilities)	—	—

Total contract liabilities	(152,867)	(174,622)

Net contract assets (liabilities)	$56,332	$(1,361)

The timing of revenue recognition, billings and cash collections results in contract assets and contract liabilities. Contract assets relate to the conditional right to consideration for any completed performance under a contract when costs are incurred in excess of billings under the percentage-of-completion methodology. Contract liabilities relate to payments received in advance of performance under the contract or when the Business has a right to consideration that is conditioned upon transfer of a good or service to the customer. Contract liabilities are recognized as revenue as (or when) the Business performs under the contract. The Business recognized revenue of $126,163 during the nine months ended September 30, 2021 that related to contract liabilities as of January 1, 2021.

There were no individually significant customers with sales exceeding 10% of total sales for the nine months ended September 30, 2021 or September 30, 2020.

Remaining Performance Obligations (“RPO”)

As of September 30, 2021, our total RPO was approximately $763,105 compared with $708,515 as of December 31, 2020. Of the total RPO as of September 30, 2021, the Business expects that approximately 73% will be recognized as sales over the following 12 months.

4. Related Parties

Historically, the Business has been managed and operated in the normal course of business with other affiliates of UTC and Carrier, prior to and subsequent to the Separation and the Distribution, respectively. Accordingly, certain shared costs have been allocated to the Business and reflected as expenses in the Unaudited Condensed Combined Financial Statements.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

Related Party Purchases and Sales

During the historical periods presented, the Business sold products and services to UTC, Carrier and their non-Chubb F&S businesses. Sales in the Unaudited Condensed Combined Statements of Operations include sales to affiliates of UTC and Carrier of $1,425 and $1,172 for the nine months ended September 30, 2021 and 2020, respectively. Cost of goods sold in the Unaudited Condensed Combined Statements of Operations includes purchases from affiliates of UTC and Carrier of $53,793 and $45,101 for the nine months ended September 30, 2021 and 2020, respectively. Sales and Purchases are only considered related party if they were made to UTC and Carrier affiliates prior to the Separation and the Distribution and to Carrier affiliates subsequent to the Separation and the Distribution.

Allocated Centralized Costs

UTC and Carrier incurred significant corporate costs for services provided to the Business as well as other UTC and Carrier businesses. These services include treasury, tax, accounting, human resources, audit, legal, purchasing, information technology and other such services. The costs associated with these services generally include all payroll and benefit costs, as well as overhead costs related to the support functions. UTC and Carrier also allocated costs associated with corporate insurance coverage and medical, pension, post-retirement and other health plan costs for employees participating in UTC and Carrier sponsored plans. Allocations are based on a number of utilization measures including headcount, proportionate usage and relative net sales. All such amounts have been deemed to have been incurred and settled by the Business in the period in which the costs were recorded.

The allocated functional service expenses and general corporate expenses for the nine months ended September 30, 2021 and 2020 were $39,275 and $32,407, respectively, and are included in Selling, general and administrative in the Unaudited Condensed Combined Statements of Operations.

In the opinion of management of the Parent and the Business, the expense and cost allocations have been determined on a basis considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during the nine months ended September 30, 2021 and 2020. The amounts that would have been, or will be incurred, on a stand-alone basis could differ from the amounts allocated due to economies of scale, difference in management judgment, a requirement for more or fewer employees or other factors. Management does not believe, however, that it is practicable to estimate what these expenses would have been had the Business operated as an independent entity, including any expenses associated with obtaining any of these services from unaffiliated entities. In addition, the future results of operations, financial position and cash flows could differ materially from the historical results presented herein.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

Cash Management and Financing

The Business participated in UTC and Carrier’s centralized cash management and financing programs prior to and subsequent to the Separation and the Distribution, respectively. Disbursements are made through centralized accounts payable systems which were operated by UTC and Carrier. Cash receipts are transferred to centralized accounts, which were also maintained by UTC and Carrier. As cash was received and disbursed by UTC and Carrier, it is accounted for by the Business through Carrier Net Investment. All short and long-term debt were financed by UTC and Carrier, and financing decisions for wholly and majority owned subsidiaries were determined by UTC and Carrier Treasury. See Note 2 – Basis of Presentation for additional information. The Business’s cash that is not included in the centralized cash management and financing programs is classified as Cash and cash equivalents on the Unaudited Condensed Combined Balance Sheet.

Accounts Receivable and Payable

Certain related party transactions between the Business and Parent have been included within Carrier Net Investment in the Unaudited Condensed Combined Balance Sheets in the historical periods presented when the related party transactions are not settled in cash. The Carrier Net Investment includes related party receivables due from Carrier and its affiliates of $181,528 and $204,841 as of September 30, 2021 and December 31, 2020, respectively. The Carrier Net Investment includes related party payables due to Carrier and its affiliates of $55,978 and $183,257 as of September 30, 2021 and December 31, 2020, respectively.

The interest income and expense related to the activity with Carrier that was included in the Business’s results is presented on a net basis in the Unaudited Condensed Combined Statements of Operations. Interest income on the activity with Parent was $15,904 and $26,533 for the nine months ended September 30, 2021 and September 30, 2020, respectively. Interest expense on the activity with Parent was $2,224 and $2,636 for the nine months ended September 30, 2021 and September 30, 2020, respectively. The total effect of the settlement of these related party transactions is reflected as a financing activity in the Unaudited Condensed Combined Statements of Cash Flows.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

Additionally, certain transactions between the Business and certain non-Chubb F&S businesses are cash-settled on a current basis and, therefore, are reflected in the Unaudited Condensed Combined Balance Sheets. Accounts receivable includes $1,377 and $627 at September 30, 2021 and December 31, 2020, respectively, and Accounts payable includes $12,814 and $13,161 at September 30, 2021 and December 31, 2020, respectively, related to such transactions.

5. Inventories, Net

(Dollars in Thousands)	September 30, 2021	December 31, 2020
Raw materials	$654	$636
Work-in-process	60	81
Finished goods	69,466	68,768

Inventories, net	$70,180	$69,485

Raw materials, work-in-process and finished goods are net of valuation reserves of $12,953 and $12,792 as of September 30, 2021 and December 31, 2020, respectively.

6. Business Acquisitions, Dispositions, Goodwill and Intangible Assets

Business Acquisitions and Dispositions

There were no significant acquisitions or divestitures of combined businesses during the nine months ended September 30, 2021 or 2020.

Goodwill

The changes in the carrying amount of goodwill are as follows:

(Dollars in Thousands)	Carrying Amount(1)
Balance as of December 31, 2020	$932,863
Foreign currency translation and other	(35,560)

Balance as of September 30, 2021	$897,303

(1)	Prior to January 1, 2019, the Business has recognized impairment charges of $1,841,661; subsequent to this impairment, there have been no further impairment charges to date.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

Intangible Assets, Net

Identifiable intangible assets are comprised of the following:

		September 30, 2021		December 31, 2020
(Dollars in Thousands)	Useful Lives	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization
Amortized:
Customer relationships	1 to 30	$644,859	$(612,666)	$669,240	$(625,633)
Patents and trademarks	5 to 30	66,857	(47,609)	69,524	(47,792)
Monitoring lines	7 to 10	69,753	(60,968)	71,512	(59,364)
Service portfolios and other	1 to 23	19,724	(18,412)	20,511	(18,780)

		801,193	(739,655)	830,787	(751,569)

Unamortized:
Trademarks and other		484,671	—	506,642	—

Total intangibles		$1,285,864	$(739,655)	$1,337,429	$(751,569)

Amortization of intangible assets was $15,485 and $16,692 for the nine months ended September 30, 2021 and September 30, 2020, respectively.

7. Accrued Liabilities

Accrued liabilities as of September 30, 2021 and December 31, 2020 are as follows:

(Dollars in Thousands)	September 30, 2021	December 31, 2020
Accrued taxes	$27,456	$42,522
Restructuring	14,295	16,829
Accrued legal and environmental reserves	5,526	7,071
Operating lease liabilities	46,397	39,855
Other	70,567	75,546

Total accrued liabilities	$164,241	$181,823

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

8. Employee Benefit Plans

The Business sponsors both funded international defined benefit and defined contribution plans as well as other post-retirement benefit plans. In addition, the Business contributes to various international multi-employer defined benefit pension and other post-retirement benefit plans.

Contributions to the plans were as follows:

	For the Nine Months Ended September 30,
(Dollars in Thousands)	2021	2020
Defined benefit plans	$26,125	$24,556
Defined contribution plans	8,971	7,469
Multi-employer pension plans	6,589	4,361

Total Contributions	$41,685	$36,386

The following table illustrates the components of net periodic pension benefits for the defined benefit pension and post-retirement benefit plans:

	For the Nine Months Ended September 30,
(Dollars in Thousands)	2021	2020
Service cost	$5,668	$8,003
Interest cost	18,308	26,233
Expected return on plan assets	(90,576)	(84,713)
Amortization of prior service credit	(35)	(31)
Recognized actuarial net loss	12,699	6,380
Net settlement, curtailment and special termination benefit loss	268	549

Net periodic pension (benefit)	$(53,668)	$(43,579)

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

9. Stock-Based Compensation Plans

Prior to the Separation and the Distribution, the Business participated in UTC’s long-term incentive plan (“LTIP”) which authorized various types of market and performance based incentive awards including stock options, stock appreciation rights, performance share units and restricted stock units, which were granted to eligible officers and employees of the Business. All awards granted under the UTC LTIP related to UTC common shares. For all periods prior to the Separation and the Distribution, stock-based compensation expense was allocated to the Business from UTC based upon direct employee headcount.

As a result of the Separation and the Distribution, outstanding and vested awards granted to Carrier employees under UTC’s LTIP were converted into Carrier stock-based awards. Unvested awards held by Carrier employees and former employees were converted to Carrier stock-based awards.

Subsequent to the Separation and the Distribution the Business participates in Carrier’s LTIP. Under Carrier’s LTIP, the exercise price of awards is set on the grant date and, on a per share basis, may not be less than the fair market value of Carrier’s common stock on that date. Stock appreciation rights and stock options have a term of ten years and a three-year vesting period, subject to limited exceptions. In the event of retirement, stock appreciation rights, stock options and restricted stock units held for more than one year may vest and become exercisable (if applicable), subject to certain terms and conditions. Performance share units vest based on performance relative to pre-established metrics and generally have a minimum three-year vesting period. In the event of retirement, performance share units held for more than one year remain eligible to vest based on actual performance relative to pre-established metrics.

The Business measures the cost of all stock-based compensation, including stock options, at fair value on the grant date net of expected forfeitures and amortizes the cost over the award’s vesting period.

For the nine months ended September 30, 2021 and September 30, 2020, $5,070 and $5,204 of stock-based compensation cost was recognized in Selling, general and administrative expenses respectively, of which $2,368 and $2,315 related to compensation costs for direct employees of the Business, and $1,205 and $1,035 related to compensation costs allocated from UTC and Carrier, prior to and subsequent to the Separation and the Distribution, respectively.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

10. Accumulated Other Comprehensive (Loss)

A summary of the changes in each component of accumulated other comprehensive (loss), net of tax for the nine months ended September 30, 2021 and September 30, 2020 is provided below:

(Dollars in Thousands)	Foreign Currency Translation	Defined Benefit Pension and Postretirement Plans	Accumulated Other Comprehensive Income (Loss)
Balance at January 1, 2020	$(723,764)	$(281,608)	$(1,005,372)
Other comprehensive income before reclassifications, net	14,061		14,061
Amounts reclassified, pre-tax		6,898	6,898
Tax benefit reclassified		(1,252)	(1,252)

Balance at September 30, 2020	$(709,703)	$(275,962)	$(985,665)

(Dollars in Thousands)	Foreign Currency Translation	Defined Benefit Pension and Postretirement Plans	Accumulated Other Comprehensive Income (Loss)
Balance at January 1, 2021	$(607,593)	$(357,325)	$(964,918)
Other comprehensive (loss) before reclassifications, net	(57,464)		(57,464)
Amounts reclassified, pre-tax		12,932	12,932
Tax benefit reclassified		(2,538)	(2,538)

Balance at September 30, 2021	$(665,057)	$(346,931)	$(1,011,988)

Amounts reclassified related to defined benefit pension and postretirement plans include amortization of prior service costs and actuarial net losses recognized during each period presented. These costs are recorded as components of net periodic pension cost for each period presented.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

11. Restructuring Costs

The Business recorded net pre-tax restructuring costs on the Unaudited Condensed Combined Statements of Operations as follows:

	For the Nine Months Ended September 30,
(Dollars in Thousands)	2021	2020
Cost of sales	$9,456	$1,109
Selling, general and administrative	7,406	7,629

Total restructuring costs	$16,862	$8,738

Charges primarily related to new and ongoing actions initiated in 2021 and 2020. Substantially all activities related to employee severance and benefits.

The following table summarizes the reserves and charges related to restructuring actions:

	For the Nine Months Ended September 30,
(Dollars in Thousands)	2021	2020
Balance as of January 1,	$16,829	$14,958
Net pre-tax restructuring costs	16,862	8,738
Utilization and foreign exchange	(19,396)	(13,070)

Balance as of September 30,	$14,295	$10,626

During the nine months ended September 30, 2021, charges associated with restructuring initiatives related to cost reduction efforts. Amounts recognized primarily related to severance due to workforce reductions and exit costs due to the consolidation of field operations. As of September 30, 2021, the Business had $14,295 accrued for costs associated with its announced restructuring initiatives, all of which is expected to be paid within one year.

12. Income Taxes

The Business accounts for income tax expense in accordance with ASC 740, which requires that an estimate of the annual effective income tax rate for the full year to be applied to the respective interim period, taking into account year-to-date amounts and projected results for the full year.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

The effective tax rate for the nine months ended September 30, 2021 was 56.23% compared with 90.25% for the nine months ended September 30, 2020. The year-over-year decrease is primarily due to the absence of a prior year charge of $48,640 related to a valuation allowance recorded against a United Kingdom tax loss and credit carryforward, a $12,311 charge resulting from a decision to no longer permanently reinvest certain pre-2018 unremitted non-U.S. earnings and a $11,765 charge following remeasurement of the net deferred tax liability in the United Kingdom from 17% to 19%. The nine months ended September 30, 2021 included a $40,417 charge following remeasurement of the net deferred tax liability in the United Kingdom from 19% to 25%.

The Business assesses the realizability of its deferred tax assets on a quarterly basis through an analysis of potential sources of future taxable income, including prior year taxable income that may be available to absorb a carryback of tax losses, reversals of existing taxable temporary differences, tax planning strategies and forecasts of taxable income. The Business considers all negative and positive evidence, including the weight of the evidence, to determine whether valuation allowances against deferred tax assets are required. The Business maintains valuation allowances against certain deferred tax assets.

The Business operates globally and, as a result, Chubb F&S or one or more of its subsidiaries files income tax returns in various jurisdictions. In the normal course of business Chubb F&S is subject to examination by taxing authorities throughout the world. With few exceptions, the Business is no longer subject to income tax examinations for years before 2012.

In the ordinary course of business, there is inherent uncertainty in quantifying the Business’s income tax positions. The Business assesses its income tax positions and records tax benefits for all years subject to examination based upon management’s evaluation of the facts, circumstances and information available at the reporting date. It is reasonably possible that a net reduction of unrecognized tax benefits totaling $3,625 will occur over the next 12 months as a result of additional worldwide uncertain tax positions, the revaluation of current uncertain tax positions arising from developments in examinations, in appeals, or in the courts, or the closure of tax statutes.

13. Commitments and Contingent Liabilities

The Business is unable to predict the final outcome of the following matters based on the information currently available except as otherwise noted. However, the Business does not believe that the resolution of any of these matters will have a material adverse effect upon our competitive position, results of operations, cash flows or financial condition.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

Environmental

The Business’s operations are subject to environmental regulation by various authorities. We have accrued for the costs of environmental remediation activities, including but not limited to, investigatory, remediation, operating and maintenance costs and performance guarantees, and we periodically reassess these amounts. Management believes that the likelihood of incurring losses materially in excess of the amounts accrued is remote. As of September 30, 2021 and December 31, 2020, the outstanding liability for environmental obligations was $8,968 and $10,433, respectively, of which $5,366 and $6,652 is included in Accrued Liabilities and $3,602 and $3,781 is included in Other Long-term Liabilities in the accompanying Unaudited Condensed Combined Balance Sheets.

Legal Proceedings

Aqueous Film Forming Foam Litigation.

Carrier entities and many other parties have been named as defendants in numerous putative class actions and other lawsuits, alleging that the historic use of Aqueous Film Forming Foam (“AFFF”) caused personal injuries and property damage. Additionally, several state, municipal and water utility plaintiffs have commenced litigation against the same defendants to recover remediation costs related to historic use of AFFF. In December 2018, the U.S. Judicial Panel on Multidistrict Litigation (“MDL”) transferred and consolidated all the AFFF cases pending in the federal courts to the U.S. District Court for the District of South Carolina for pre-trial proceedings. As of September 30, 2021, there are approximately 1,783 cases pending in the MDL. One Chubb F&S entity, Chubb Fire, Ltd., a Carrier subsidiary, is currently named as a defendant in over 1,049 of those cases. Based upon information available at this time, we believe that Chubb Fire, Ltd. is not a proper party to this litigation as it was not engaged in AFFF manufacture or sale in the U.S. Further, at this time, given the factual, scientific and legal issues to be resolved relating to these claims, Carrier is unable to assess the probability of liability or reasonably estimate the damages, if any, to be allocated to Carrier, if one or more plaintiffs were to prevail in these cases and there can be no assurance that any such future exposure will not be material in any period.

Self-insurance

Liabilities related to self-insured risks were $7,076 and $7,465 as of September 30, 2021 and December 31, 2020, respectively, which are classified as Accrued liabilities in the accompanying Unaudited Condensed Combined Balance Sheets.

Chubb Fire & Security Group

(A Business of Carrier Global Corporation)

Notes to Condensed Combined Financial Statements (continued)

(Unaudited)

(In Thousands of Dollars)

Guarantees

The Business has commitments and performance guarantees under service, installation, and maintenance contracts. Liabilities recorded on the Unaudited Condensed Combined Balance Sheet related to these guarantees were not significant during the historical periods presented.

The Business also has obligations arising from sales of certain businesses and assets, including those from representations and warranties and related indemnities for, among other matters, environmental, health and safety (including asbestos-related), tax and employment matters. The maximum potential payment related to these obligations is not a specified amount, as a number of the obligations do not contain financial caps.

Other

The Business also has other commitments and contingent liabilities related to legal proceedings and other matters arising out of the normal course of business. The Business accrues contingencies based upon a range of possible outcomes. If no amount within this range is a better estimate than any other, then the Business accrues the minimum amount.

The Business is also subject to a number of routine lawsuits, investigations and claims (some of which involve substantial amounts) arising out of the ordinary course of business. Management does not believe that these matters will have a material adverse effect upon the Business’s competitive position, results of operations, cash flows or financial condition.

14. Subsequent Events

The Business evaluated events and transactions occurring subsequent to September 30, 2021 until December 30, 2021, the date the Unaudited Condensed Combined Financial Statements were available to be issued and concluded that there were no subsequent events that required recognition or disclosure other than the anticipated sale of Chubb F&S to APi as previously disclosed in Note 1.